Exhibit 10.9

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

Effective Date: April 4, 2013

STOCK PURCHASE WARRANT

To Purchase 750,000 Shares of Common Stock of

BLACKHAWK NETWORK HOLDINGS, INC.

THIS IS TO CERTIFY THAT, for value received, New Albertson’s, Inc., a Delaware corporation (the “Holder”), is entitled to purchase from Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), at any time or from time to time prior to 5:00 p.m., local time at the Company’s principal executive offices, on July 26, 2019 (the “Expiration Time”) or any earlier date on which this Warrant has terminated pursuant to the terms hereof, at the Exercise Price, Seven Hundred Fifty Thousand (750,000) fully paid and nonassessable shares of the common stock, $0.001 par value per share, of the Company (the “Common Stock,” of which the shares of Common Stock issuable pursuant to this Warrant are referred to as the “Warrant Shares”), all subject to adjustment and upon the terms and conditions as hereinafter provided. To the extent not exercised previously, the Holder’s rights under this Warrant will become void at the Expiration Time.

This Warrant is issued pursuant to that certain Transfer and Assignment Agreement, dated as of the Effective Date (the “Transfer and Assignment Agreement”), in connection with the transfer to the Holder of that certain warrant originally issued by the Company on July 27, 2009. Certain capitalized terms used in this Warrant are defined in Article IV. All share numbers herein and the Exercise Price reflect the one-for-two reverse stock split of the Common Stock effected on April 1, 2013.

ARTICLE I

EXERCISE OF WARRANT

1.1. Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at the principal executive offices of the Company, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, which shall be at least One Hundred Eighty-Seven Thousand Five Hundred (187,500) shares or, if fewer, the remaining number of Warrant Shares then subject to the Warrant (such number to be subject to adjustment pursuant to Article III) (the “Minimum Warrant Shares”), (c) an investment agreement containing customary representations and warranties with respect to the Shares issuable under this Warrant in form and substance reasonably satisfactory to the Company, including, without limitation, any representations and warranties deemed necessary or appropriate by the Company to comply with applicable state and federal securities laws, and (d) payment of the Exercise Price with respect to the Warrant Shares for which the Warrant is being exercised, either in cash or by bank cashier’s check or by wire transfer to an account designated by the Company, as directed by the Company (collectively, the “Exercise Requirements”).

If the Holder receives notice of or otherwise becomes aware of a planned Initial Public Offering, Spin-Off, or transaction that would result in a Change of Control (a “Liquidity Event”), the Holder may exercise the Warrant on a contingent basis by (a) complying with the Exercise Requirements and (b) concurrently giving the Company written notice (a “Contingent Exercise Notice”) that it wishes its exercise of the Warrant to be effective immediately prior to the closing of the Liquidity Event (a “Contingent Exercise”). If the closing of the Liquidity Event occurs within one hundred eighty (180) days after the date of the Contingent Exercise Notice, then the Company shall treat the Warrant as having been effectively exercised immediately prior to such closing. If the closing of the Liquidity Event does not occur within one hundred eighty (180) days after the date of the Contingent Exercise Notice, then the Company shall treat the Contingent Exercise as having been revoked and promptly return the tendered Exercise Price to the Holder.

Not later than thirty (30) days after receipt by the Company of the Exercise Requirements (or at, as soon as practicable after, the closing of the Liquidity Event in the case of a Contingent Exercise), the Company shall execute and deliver or cause to be executed and delivered, in accordance with the Subscription Notice, a certificate representing the aggregate number of Warrant Shares specified in such Notice in the name of the Holder. Such certificate shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of such Warrant Shares, as of the date of receipt by the Company of all the Exercise Requirements. If this Warrant shall have been exercised only in part, at the time of delivery of the certificate the Company shall deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall pay all expenses, taxes (if any), and other charges payable in connection with the preparation, issuance and delivery of share certificates and any new Warrants.

1.2. Shares to Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

1.3. No Fractional Shares to Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would be issuable upon the exercise of this Warrant, but for the provisions of this Section, the Company will (a) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares to which the Holder is otherwise entitled, or (b) if the fraction of a share otherwise issuable is greater than one-half, round up and issue to the Holder one additional share in addition to the largest whole number of shares to which the Holder is otherwise entitled.

1.4. Share Legends. Each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following legends:

“THE COMPANY IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK, COMMON AND PREFERRED STOCK. A STATEMENT OF ALL OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES OR SERIES OF SHARES OF STOCK OF THE COMPANY AND UPON THE HOLDERS THEREOF AS ESTABLISHED BY THE CERTIFICATE OF INCORPORATION MAY BE OBTAINED BY ANY STOCKHOLDER UPON REQUEST AT THE PRINCIPAL OFFICE OF THE COMPANY, AND THE COMPANY WILL FURNISH ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A COPY OF SUCH STATEMENT.”

“THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SHARE CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF THAT CERTAIN JOINDER AGREEMENT DATED JULY 22, 2009 AND THAT CERTAIN INVESTOR AGREEMENT DATED JULY 22, 2009, AS ASSIGNED TO THE HOLDER OF THIS CERTIFICATE. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. A COPY OF EACH SUCH AGREEMENT AS IN EFFECT FROM TIME TO TIME IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (X) THE SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS, (Y) THE SALE OR TRANSFER IS IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND COMPLIES WITH APPLICABLE STATE SECURITIES LAWS, OR (Z) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION ARE

REASONABLY SATISFACTORY TO THE COMPANY) STATING THAT THE SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such third legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such third legend unless, in the opinion of counsel selected by the Holder and reasonably acceptable to the Company, the securities represented thereby are no longer subject to restrictions on resale under the Securities Act or any agreement referred to in such legend.

1.5. Reservation; Authorization. The Company has reserved and will keep available for issuance upon exercise of the Warrant the total number of Warrant Shares deliverable upon exercise of the Warrant from time to time outstanding. The issuance of this Warrant has been duly and validly authorized and, when issued and sold in accordance with the Warrant, the Warrant Shares (or any portion thereof being issued at the time) will be duly and validly issued, fully paid and nonassessable.

1.6 Conversion of the Warrant. The Holder may, without payment of any additional consideration, convert all or any part of this Warrant into Common Stock and receive from the Company, in exchange for this Warrant, a number of fully paid and non-assessable shares of Common Stock computed as set forth below; provided that Holder shall not at any time convert in any single conversion less than the Minimum Warrant Shares:

X = Y x (A – B) divided by A, where

X = the number of shares to be issued pursuant to this Section.

Y = the number of Warrant Shares with respect to which the conversion election is made pursuant to this Section.

A = the Market Value of the Common Stock on the date the Company receives the notice of conversion of this Warrant pursuant to this Section.

B = the Exercise Price in effect under this Warrant on the date the Company receives the notice of conversion of this Warrant pursuant to this Section.

To convert this Warrant, the Holder shall deliver to the Company, at the principal executive offices of the Company, (a) this Warrant, (b) a written notice, substantially the form of the Conversion Notice attached hereto, of Holder’s election to convert all or part of this Warrant, which notice shall specify the number of shares of Warrant Shares to be converted (but no fewer than the Minimum Warrant Shares), and (c) an investment agreement containing customary representations and warranties with respect to the Shares issuable under this Warrant in form and substance reasonably satisfactory to the Company, including, without limitation, any representations and warranties deemed necessary or appropriate by the Company to comply with applicable state and federal securities laws, (collectively, the “Conversion Requirements”).

Not later than thirty (30) days after receipt by the Company of the Conversion Requirements, the Company shall execute and deliver or cause to be executed and delivered, in accordance with the Conversion Notice, a certificate in the name of the Holder for the number of Warrant Shares resulting from the conversion of the Warrant. Such certificate shall be deemed to have been issued, and the Holder shall be deemed for all purposes to have become a holder of record of such Warrant Shares, as of the date of receipt by the Company of all the Conversion Requirements.

1.7 Termination of Warrant. The right to exercise this Warrant shall terminate upon the earliest to occur of (i) the closing of an Initial Public Offering, (ii) the existence of a Public Market, (iii) the closing of a Spin-Off, (iv) the closing of a transaction that results in a Change in Control, (v) a Termination (other than a Termination by Holder for breach by BHN pursuant to Section 3.2(a) of the Alliance Partner Agreement), and (vi) the Expiration Time.

ARTICLE II

EXCHANGE AND REPLACEMENT OF WARRANTS

2.1. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any replacement Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

2.2. Transfer Restrictions. No transfer or assignment of this Warrant, in whole or in part, may be made without the prior written consent of the Company, which may be given or withheld in its sole discretion; provided, however, that the Holder may assign the Warrant in its entirety to an Affiliate of the Holder with the prior written consent of the Company, such consent not to be unreasonably withheld, subject to the satisfaction of each of the following conditions: (i) the Alliance Partner Agreement in its entirety is assigned to and assumed by the Affiliate concurrently with the assignment of the Warrant to the Affiliate; (ii) the Affiliate is not a direct or indirect competitor of the Company or BHN, as determined by the Company in its sole discretion; (iii) the Affiliate executes an agreement with the Company containing customary representations and warranties with respect to the Warrant Shares, in form and substance reasonably satisfactory to the Company, including, without limitation, any representations and warranties deemed necessary or appropriate by the Company to comply with applicable state and federal securities laws; (iv) the Investor Agreement and the Joinder Agreement in their entireties are assigned to and assumed by the Affiliate; and (v) any securities of the Company held by Holder and other options, warrants, or right to acquire securities of the Company held by Holder are transferred concurrently to the Affiliate.

ARTICLE III

ADJUSTMENTS

3.1 Notwithstanding anything herein to the contrary, if the Company issues a new Warrant in whole or partial replacement of this Warrant upon the transfer, combination, division or partial exercise of this Warrant, in replacement of a loss, theft, destruction or mutilation of this Warrant or for any other reason, the new Warrant, at the Company’s option, may reflect any adjustments theretofore made pursuant to this Article III.

3.2 If the Company (ii) subdivides its outstanding shares of Common Stock, (ii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iii) issues by reclassification or reorganization other securities of the Company to all holders of Common Stock, the Board of Directors of the Company shall cause an adjustment to be made in the number of shares purchasable upon exercise of this Warrant and the Exercise Price so that the Holder shall be entitled to receive the kind and number of shares of Common Stock that the Holder would have owned or have been entitled to receive if this Warrant had been exercised immediately prior to any such event or any record date with respect thereto. Any adjustment made pursuant to this Section 3.2 shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt written notice thereof shall be given to the Holder. The Board of Directors shall have the sole discretion to make any additional adjustment that it deems equitable to prevent dilution or enlargement of the benefits intended to be granted by this Warrant.

ARTICLE IV

DEFINITIONS

The following terms, as used in this Warrant, have the following respective meanings:

“Affiliate” means, with respect to a party, any natural or legal person, firm, corporation, partnership, limited liability partnership, limited liability company, or other entity that now or in the future, directly controls, is controlled with or by or is under common control with such party. For purposes of the foregoing, “control” shall mean: (a) where applicable, ownership directly of fifty percent (50%) or more of the voting power to elect directors thereof; or otherwise (b) the power to direct the management of such entity.

“Alliance Partner Agreement” means that certain Alliance Partner Agreement, effective as of the Effective Date, by and between BHN and New Albertson’s, Inc., a Delaware corporation, and as it may be amended from time to time hereafter.

“BHN” shall mean Blackhawk Network, Inc., an Arizona corporation and wholly-owned subsidiary of the Company.

“Change of Control” means any of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Majority Owner, the Company, any of their subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the then outstanding shares of Common Stock (other than as a result of an acquisition of securities directly from the Company where the proceeds thereof are not directly received by the stockholders of the Company); or

(ii) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, do not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the parent or any of its subsidiaries issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (ii) if in the event of a recapitalization, consolidation or merger (including reverse merger) of the Company or any of its subsidiaries, persons who, as of the date of this Warrant, constitute the Board of Directors of the Company (the “Incumbent Directors”) constitute at least a majority of the Board of Directors following such recapitalization, consolidation or merger, provided that any person becoming a director of the Company subsequent to the date of this Warrant shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors.

“Common Stock” shall have the meaning set forth in the first paragraph of this Warrant, subject to adjustment pursuant to Article III.

“Company” shall have the meaning set forth in the first paragraph of this Warrant.

“Exercise Price” means $10.52 per share of Common Stock, subject to adjustment pursuant to Article III.

“Expiration Time” shall have the meaning set forth in the first paragraph of this Warrant.

“Holder” shall have the meaning set forth in the first paragraph of this Warrant.

“Initial Public Offering” shall mean the initial public offering by the Company of the Common Stock in an underwritten offering registered under the Securities Act as a result of which a minimum of eighteen percent (18%) of the Company’s Common Stock on a fully-diluted basis is held by the public.

“Investor Agreement” means that certain Investor Agreement, effective as of July 27, 2009, assigned to the Holder pursuant to the Transfer and Assignment Agreement.

“Joinder Agreement” means that certain Joinder Agreement, effective as of July 27, 2009, assigned to the Holder pursuant to the Transfer and Assignment Agreement.

“Majority Owner” means the holder of a majority of the Common Stock on the date of this Warrant.

“Market Value” means the fair market value of the shares of the Common Stock as of the date of receipt by the Company of the applicable Conversion Notice, as determined by the Board based upon the most recent written appraisal of the Company’s Capital Stock (not more than seven (7) months old) by a nationally recognized appraisal firm; provided that if (i) an appraisal of the Company’s Capital Stock has not been completed within the seven (7) month period prior to the date of receipt by the Company of the Conversion Notice, or (ii) the Board of Directors of the Company determines that (x) one or more material events or material developments related to the Company’s business has occurred since the date of the most recent appraisal and (y) such event(s) or development(s) potentially affects the valuation of the Capital Stock, then in each such case, a nationally recognized appraisal firm will be hired by the Board to prepare a more recent appraisal of the Company’s Capital Stock.

“Public Market” shall mean a market for the Common Stock of the Company that shall be deemed to exist at such time as eighteen percent (18%) or more of the Common Stock, on a fully-diluted basis, has been sold to the public pursuant to one or more registration statements filed with, and declared effective by, the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Spin-Off” shall mean the distribution by Majority Owner (by dividend, distribution, recapitalization, reorganization or otherwise) of eighteen percent (18%) or more of the outstanding equity securities of the Company to the stockholders of Majority Owner.

“Termination” shall mean the expiration or any other termination of the Alliance Partner Agreement.

“Transfer and Assignment Agreement” shall have the meaning set forth in the second paragraph of this Warrant.

ARTICLE V

MISCELLANEOUS

5.1 Entire Agreement Amendment and Modification. This Warrant, together with the Transfer and Assignment Agreement, the Investor Agreement, and the Joinder Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and this Warrant may not be modified, amended or terminated except by a written instrument duly executed by the parties hereto.

5.2 Waiver of Compliance. Except as otherwise provided in this Warrant, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure, breach or default.

5.3 Severability. If any provision of this Warrant shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Warrant, and this Warrant shall be carried out as if any such invalid or unenforceable provision were not contained herein.

5.4 Successors and Assigns. This Warrant may not be assigned or transferred without the prior written consent of the Company, which may be granted or withheld in its sole discretion. This Warrant shall be binding upon and inure to the benefit of the Company and Holder and their respective successors, and permitted assigns.

5.5 Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the content of said sections.

5.6 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Warrant.

5.7 Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

5.8 Notices. Any notice, request or other communication hereunder shall be in writing and shall be deemed to be duly given when delivered personally, by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service as set forth below (or such other addresses as a party hereafter provide the other party):

If to New Albertson’s, Inc. to: New Albertson’s, Inc.	If to Blackhawk to: Blackhawk Network Holdings, Inc.

250 Parkcenter Blvd. Boise, ID 83706 Attn: Chief Operating Officer	6220 Stoneridge Mall Road Pleasanton, CA 94588 Attn: Chief Executive Officer
With a copy to: New Albertson’s, Inc. 250 Parkcenter Blvd. Boise, ID 83706 Attn: Legal Department	With a copy to: Blackhawk Network Holdings, Inc. Legal Department 6220 Stoneridge Mall Road Pleasanton, CA 94588 Attn: David E. Durant, Esq.

5.9. Violation of Law. Nothing in this Warrant shall require a party to take any action in violation of applicable law.

5.10. No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company either in law or in equity, unless and until the Holder exercises the right to purchase Warrant Shares as provided herein and subject to the provisions of Sections 1.1 and 1.6 hereof.

5.11. No Impairment. The Company shall not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the Effective Date.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ Jerry N. Ulrich
Jerry N. Ulrich
Chief Financial Officer

SUBSCRIPTION NOTICE

(To be executed for exercise of the Warrant)

To Blackhawk Network Holdings, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder,             shares of Common Stock (but no fewer than the Minimum Warrant Shares), as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier’s check or wire transfer in the amount of $            .

Note: An investment representation must be attached as required by Section 1.1 of the within Warrant.

Tax ID No.

Dated:             , 20    .

NEW ALBERTSON’S, INC.

By:
(Name, Title)

Note: The above name should correspond exactly with the name on the face of the attached Warrant.

CONVERSION NOTICE

(To be executed for conversion of the Warrant)

To Blackhawk Network Holdings, Inc.

The undersigned hereby irrevocably elects to exercise the conversion right in the attached Warrant with respect to             shares of Common Stock (but no fewer than the Minimum Warrant Shares), as provided for therein, representing the “Y” variable in the conversion formula set forth in Section 1.6 of the within Warrant.

Note: An investment representation must be attached as required by Section 1.6 of the within Warrant.

Tax ID No.

Dated:             , 20    .

NEW ALBERTSON’S, INC.

By:
(Name, Title)

Note: The above name should correspond exactly with the name on the face of the attached Warrant.